Exhibit 10.9

Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and is the type of information that the Company treats as private or confidential, as indicated by the black shading.

TENANCY AGREEMENT (COMMERCIAL / INDUSTRIAL)

THIS AGREEMENT is made on the 1st day of January 2025

BETWEEN

Name:	ClearSK Healthcare Pte Ltd

Company UEN:	200211226Z

Registered Address:	10 Sinaran Drive, #10-25, Square 2, Singapore, 307506

(hereinafter called “the Landlord” which expression shall where the context so admits include the person entitled for the time being to the reversion immediately expectant on the term hereby created) of the one part.

AND

Name:	ClearSK Medispa Pte Ltd

Company UEN:	200900181W

Registered Address:	10 Sinaran Drive, #10-25, Square 2, Singapore, 307506

Mailing Address:	10 Sinaran Drive, #10-25, Square 2, Singapore, 307506

(hereinafter called “the Tenant” which expression shall where the context so admits include the Tenant’s successors and assigns) of the other part.

WHEREBY it is agreed as follows:

1.	The Landlord agrees to let and the Tenant agrees to take the property of approximate built-in floor area of 700 sq. ft. known as 10 Sinaran Drive, #10-26, Square 2, Singapore, 307506 (hereinafter called “the said premises”) together with the furniture, fixtures and fittings therein belonging to the Landlord as specified in the Schedule annexed hereto (hereinafter called “the Furniture and Fittings”) TO HOLD unto the Tenant from the 1st day of January 2025 for a fixed term of TWENTY FOUR (24) months, at the rent listed in schedule 1.0 per month plus GST (if applicable) which is payable monthly in advance without deduction whatsoever on the 7TH day of each calendar month.

2.	The Tenant hereby agrees with the Landlord as follows:

(a)	To pay the said rent at the times and in manner aforesaid by way of GIRO made payable to ClearSK Healthcare Pte Ltd:	RENTAL PAYMENT

Bank: United Overseas Bank (UOB)
Account Name: ClearSK Healthcare Pte Ltd
Bank Account Number :

(b)	To pay all charges due in respect of any telephones or other equipment installed at the said premises, including any tax payable thereon.	PAYMENT OF OUTGOINGS

(c)	To pay all charges for the supply of water, electricity, gas and any water borne sewerage system, any such installations fitted or used at the said premises, including any tax payable thereon.

(d)	To keep the interior of the said premises including the sanitary and water apparatus, Furniture and Fittings, doors and windows thereof in good and tenantable repair and condition throughout this tenancy (fair wear and tear and damage by any act beyond the control of the Tenant excepted).	INTERIOR MAINTENANCE

(e)	(i) To permit the Landlord and its agents, surveyors and workmen with all necessary appliances to enter upon the said premises at all reasonable times by prior appointment for the purpose whether of viewing the condition thereof or of doing such works and things as may be required for any repairs, alterations or improvements whether of the said premises or of any parts of any building to which the said premises may form a part of or adjoin.	ACCESS TO PREMISES FOR REPAIRS

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	(ii) During the two (2) months immediately preceding the expiration of the tenancy herein to permit the Landlord or its representatives at all reasonable times and by prior appointment to bring interested parties to view and the said premises for the purpose of letting the same.	ACCESS TO PREMISES FOR NEW TENANTS

	(iii) During the currency of this tenancy, to allow the Landlord or its representatives at all reasonable times and by prior appointment to bring any interested parties to view the said premises in the event of a prospective sale thereof. The said premises shall be sold subject to this tenancy.	ACCESS TO PREMISES FOR POTENTIAL SALE

(f)	At all times during the term hereby created to comply with all such requirements as may be imposed upon the Tenant by Management Corporation and / or HDB and / or other regulatory bodies, and / or any statute legislation now or hereafter in force and any orders, rules, regulations, requirements and notices thereunder.	COMPLIANCE WITH RULES

(g)	To yield up the said premises and the Furniture and Fittings at the expiration or sooner determination of this tenancy in such good and tenantable repair and condition (fair wear and tear excepted) as shall be in accordance with the conditions, covenants and stipulations herein contained and with all locks keys and the Furniture and Fittings.	YEILDING UP OF PREMISES

(h)	To keep the air-conditioning units, Furniture and Fittings installed at and for the said premises in good and tenantable repair and condition, including the regular servicing and maintenance of the air-conditioning units, Furniture and Fittings, by reliable contractors, at the expense of the Tenant.	AIRCON SERVICING, FURNITURE & FITTINGS REPAIR

(i)	Not to make or permit to be made any structural alterations to the said premises.	NO UNAUTHORISED ALTERATION

(j)	Not to use the said premises or any part thereof other than a shop in connection with and for the purpose of the Tenant’s business and to obtain licenses and permits at the Tenant’s expense from the relevant authorities where necessary.	PURPOSE OF USE

(k)	The said tenant is allowed to assign or sublet the premises with all original renovation Furniture and Fittings, and fixtures intact, in the event that the said Tenant business is not doing well, subject to the approval of the Landlord, provided that the trade and monthly rental shall not be less than the agreed rental herein. Written consent for such assignment and sublet shall be obtained from Landlord, which shall not be unreasonably withheld.	ASSIGNMENT OR SUBLET ALLOWED

(l)	Not to keep or permit to be kept on the said premises or any part thereof any materials of a dangerous or explosive nature or the keeping of which may contravene any statute or subsidiary legislation.	NO DANGEROUS MATERIALS

(m)	Not to do or permit to be done anything whereby the policy or policies of insurance on the said premises against damage by fire may become void or voidable or whereby the premium thereon may be increased.	NOT TO VOID INSURANCE

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(n)	Not to use the demised premises or any part thereof for any unlawful or immoral purposes and not to do or permit or suffer to be done upon the demised premises any act or thing which may become a nuisance to or annoyance to or give cause for reasonable complaints from the occupants of other parts of the Building or of adjoining or adjacent properties.	NO ILLEGAL / IMMORAL USE AND NOT TO CAUSE NUISANCE

(o)	To be responsible for and to indemnify the Landlord from and against all claims and demands and against damage occasioned to the demised premises or any adjacent or neighboring premises or injury caused to any person by any act default or negligence of the Tenant or the servants, agents, licensees or invitees of the Tenant.	TO INDEMNIFY LANDLORD

(p)	Not to obstruct or cause or suffer to be obstructed the hall lobby staircases landings and passages leading to the demised premises.	NO OBSTRUCTION

(q)	To apply for and obtain all necessary permits / licence etc from the relevant authorities for the use of the said premises for their trade.	APPLICATION OF LICENSE/PERMIT

3.	The Landlord hereby agrees with the Tenant as follows:

(a)	To pay all rates, taxes, maintenance charges and any surcharges thereon, assessments and outgoing (except as otherwise provided in this Agreement) which are or may hereafter be charged or imposed on the said premises including any surcharges payable thereon.	PAYMENT OF TAXES

(b)	To insure the said premises against loss or damage by fire and to pay all premium thereon.	INSURANCE

(c)	To be responsible for the repair and replacement of parts in respect of the air-conditioning units installed at the said premises save where the same are caused by any act, default, neglect or omission on the part of the Tenant or any of its servants, agents, occupiers, contractors, guests or visitors.	REPAIR OF REPLACEMENT

(d)	To maintain the structural condition of the said premises including sanitary pipes and electrical wiring and to keep the roof of the said premises in good and tenantable repair and condition.	STRUCTURAL MAINTENANCE

(e)	That the Tenant paying the rent hereby reserved, observing and performing the several conditions, covenants and stipulations on the Tenant’s part herein contained shall peaceably hold and enjoy the said premises during this tenancy without any interruption by the Landlord or any person rightfully claiming under or in trust for the Landlord.	QUIET POSSESSION / ENJOYMENT

(f)	The Landlord agrees that the Tenant is not liable for the maintenance or repair of the Television set and the CCTV inside the premises (“Unused Accessories”), provided the Tenant has not used and shall not use the Unused Accessories, and shall, when practicable, allow the Landlord to remove the said items, whereupon the Unused Accessories shall be removed from the Schedule of Furniture & Fittings.	ELECTRICAL ITEMS

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4.	Provided always and it is expressly agreed as follows:

(a)	If the rent hereby reserved shall not be paid for seven (7) days after its due or if there shall be a breach of any of the conditions, covenants or stipulations on the part of the Tenant herein contained, the Landlord shall be entitled to re-enter upon the said premises and thereupon this tenancy shall immediately absolutely determine but without prejudice to any right of action of the Landlord for damage or otherwise in respect of any such breach or any antecedent breach unless the landlord waived its right in this regard in writing.	DEFAULT OF TENANT

(b)	In the event the rent remaining unpaid seven (7) days after becoming payable (whether formally demanded or not), it shall be lawful for the Landlord to claim interest at ten percent (10%) calculated on monthly basis on the amount unpaid calculated from after the date due to the date of actual payment unless the landlord waived the interest charges so accrued in writing.	RENT IN ARREARS

(c)	The Landlord shall not be liable to the Tenant or the Tenant’s servants or agents or other persons in the said premises or persons calling upon the Tenant for any accidents happening, injury suffered, damage to or loss of any chattel property sustained on the said premises.	LIMITED LIABILITY OF LANDLORD

(d)	In case the said premises or any part thereof shall at any time during this tenancy be destroyed or damaged by fire lightning riot explosion or any other cause beyond the control of the parties hereto so as to be unfit for occupation and use, then and in every such case (unless the insurance money shall be wholly or partially irrecoverable by reason solely or in part of any act, default, neglect or omission of the Tenant or any of their servants agents occupiers guests or visitors), the rent hereby reserved or a just and fair proportion thereof according to the nature and extent of the destruction or damage sustained shall be suspended and cease to be payable in respect of any period while the said premises shall continue to be unfit for occupation and use by reason of such destruction or damage.	UNTENANTABILITY LEADING TO SUSPENSION OF RENT

(e)	In case the said premises shall be destroyed or damaged as aforesaid, either party shall be at liberty by notice in writing to the other determine this tenancy, and upon such notice being given, this tenancy or the balance thereof shall absolutely cease and determine and the deposit paid hereunder together with a reasonable proportion of such advance rent as has been paid hereunder, where applicable, shall be refunded to the Tenant forthwith but without prejudice to any right of action of either party in respect of any antecedent breach of this Agreement by the other.	UNTENANTABILITY LEADING TO TERMINATION OF LEASE

(f)	The Landlord shall on the written request of the Tenant made not less than two (2) months before the date of expiry of this tenancy, and if there shall not at the time of such request be any existing breach or any non-observance of any of the conditions, covenants or stipulations on the part of the Tenant herein contained, at the expense of the Tenant, grant to the Tenant a tenancy of the said premises for a further term of TWO (02) years from the date of expiry of this tenancy at a rent to be agreed based on the prevailing market rent but otherwise containing the like conditions, covenants and stipulations as are herein contained with the exception of this option for renewal.	RENEWAL CLAUSE

(g)	Any notice served under or in any way in connection with this Agreement shall be sufficiently served on the Tenant if left at the said premises or delivered to the Tenant personally or sent to the Tenant at the said premises by registered post, or if sent by registered post to the address of the Tenant stated above, and shall be sufficiently served on the Landlord if delivered to the Landlord personally or sent to the abovementioned address by registered post. Any notice sent by registered post shall deemed to be given at the time when, in due course of post it, would be delivered at the address to which it is sent.	NOTICE

(h)	The waiver by either party of a breach of default of any of the provisions in this Agreement shall not be construed as a waiver of any succeeding breach of the same or other provisions nor any delay or omission on the part of either party to exercise or avail itself of any right that it has or may have herein, operates as a waiver of any breach or default of the other party.	WAIVER OF DEFAULTS

(i)	This Agreement shall be subject to the laws of the Republic of Singapore.	GOVERNING LAW

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IN WITNESS WHEREOF the parties have hereunto set their hands the day and year first above written.

SIGNED by the Landlord		)
(With Company stamp affixed where applicable))
Name:	ClearSK Healthcare Pte Ltd	)
UEN:	200211226Z	)
Name:	Dr Shiau Ee Leng	)	/s/ Dr Shiau Ee Leng
Designation:	Director	)

In the presence of:		)
Name:	Dang Li Jing	)	/s/ Dang Li Jing
NRIC No.:		)

SIGNED by the Tenant		)
(With Company stamp affixed where applicable))
Name:	ClearSK Medispa Pte Ltd	)
UEN:	200900181W	)
Name:	Then Chee Tat	)	/s/ Then Chee Tat
Designation:	Managing Director	)

In the presence of:		)
Name:	Dang Li Jing	)	/s/ Dang Li Jing
NRIC No.:		)

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Schedule 1.0

Particulars Of Tenancy

Landlord

Name: ClearSK Healthcare Pte Ltd

Company UEN: 200211226Z

Registered Address : 10 Sinaran Drive, #10-25, Square 2, Singapore, 307506

Tenant

Name: ClearSK Medispa Pte Ltd

Company UEN: 200900181W

Registered Address: 10 Sinaran Drive, #10-25, Square 2, Singapore, 307506

Building: 10 Sinaran Drive, #10-26, Square 2, Singapore, 307506

Floor Area: 700 square feet

Term: 01 January 2025 – 31 December 2026

Option to Renew: Not Applicable

Fitting Out Period: Not Applicable

Rental Breakdown:

Rent:

Term	Rent Payable psqf	Total Monthly Rent Payable
01/01/2025 – 31/12/2026	$ 15.54	$ 10,878.00

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